REGISTRATION NO. 333-115069

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3
to Form S-4 on

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KIMCO REALTY CORPORATION (Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)

13-2744380 (I.R.S. Employer Identification Number)

3333 New Hyde Park Road New Hyde Park, New York 11042-0020 (516) 869-9000 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bruce Kauderer, Esq. 3333 New Hyde Park Road New Hyde Park, New York 11042-0020 (516) 869-9000 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to: Raymond Y. Lin, Esq. Latham & Watkins LLP 885 Third Avenue Suite 1000 New York, New York 10022

From time to time after the effective date of this registration statement as determined by market conditions (Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box:

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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EXPLANATORY NOTE

This Amendment No. 3 to Form S-4 on Form S-3 of Kimco Realty Corporation is being filed for the purpose of filing exhibits.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.      Other Expenses of Issuance and Distribution.

     The estimated expenses, other than underwriting discounts and commissions, in connection with the offerings of the securities are as follows:

Securities Act registration fee	$13,980.40
Printing and engraving expenses	$25,000.00
Legal fees and expenses	$50,000.00
Accounting fees and expenses	$25,000.00
Miscellaneous	$11,019.60

$125,000.00

Item 15.     Indemnification of Directors and Officers.

The Maryland General Corporation Law (the “MGCL”) permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The charter of the Company contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

The charter of the Company authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The charter and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

The MGCL requires a corporation (unless its charter provides otherwise, which the Company’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL requires the Company, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

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Item 16.      Exhibits and Financial Data Schedules.

(A)     Exhibits:

3	(a)	—	Articles of Amendment and Restatement of the Company, dated August 4, 1994 (Incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1994)

	(b)	—	By-laws of the Company dated February 6, 2002, as amended (Incorporated by reference to Exhibit 3.2 to the 2001 Form 10-K)

	(c)	—	Articles Supplementary relating to the 8 1/2% Class B Cumulative Redeemable Preferred Stock, par value $1.00 per share, of the Company, dated July 25, 1995. (Incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1995 (file #1-10899))

	(d)	—	Articles Supplementary relating to the 8 3/8% Class C Cumulative Redeemable Preferred Stock, par value $1.00 per share, of the Company, dated April 9, 1996 (Incorporated by reference to Exhibit 3.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1996)

	(e)	—	Articles Supplementary relating to the 7 1/2% Class D Cumulative Convertible Preferred Stock, par value $1.00 per share, of the Company, dated May 14, 1998 (Incorporated by reference to the Company’s and The Price REIT, Inc.’s Joint Proxy/Prospectus on Form S-4 No. 333-52667)

	(f)	—	Articles Supplementary relating to the 6.65% Class F Cumulative Redeemable Preferred Stock, par value $1.00 per share, of the Company, dated May 7, 2003 (Incorporated by reference to the Company’s filing on Form 8-A dated June 3, 2003)

4	(a)	—	Agreement of Limited Partnership of Kimco Westlake, L.P. dated as of October 22, 2002 (Incorporated by reference to the Company’s Registration Statement on Form S-4, filed on April 30, 2004. No. 333-115069)

	(b)	—	Registration Rights Agreement, dated as of October 22, 2002, by and between the Company and Westlake Development Company, Inc. (Incorporated by reference to the Company’s Registration Statement on Form S-4, filed on April 30, 2004. No. 333-115069)

	(c)	—	Form of common stock certificate (Incorporated by reference to Exhibit 4(h) to the Company’s Registration Statement on Form S-3, dated May 30, 1996)

5		—	Opinion of Venable LLP (Incorporated by reference to Amendment No. 1 on Form S-3 to the Company’s Registration Statement on Form S-4, filed on September 28, 2004. No. 333-115069)

8		—	Opinion of Latham & Watkins LLP regarding tax matters*

23	(a)	—	Consent of PricewaterhouseCoopers LLP*

	(b)	—	Consent of Venable LLP (Incorporated by reference to Amendment No. 1 on Form S-3 to the Company’s Registration Statement on Form S-4, filed on September 28, 2004. No. 333-115069)

	(c)	—	Consent of Latham & Watkins LLP*

24		—	Power of attorney included on signature page in Part II of the initial registration statement (Incorporated by reference to the Company’s Registration Statement on Form S-4, filed on April 30, 2004. No. 333-115069)

*	Filed herewith

 (B)     Financial Statement Schedules:

All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions, are inapplicable or not material, or the information called for thereby is otherwise included in the financial statements and therefore has been omitted.

Item 17.      Undertakings.

We hereby undertake:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by us pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)	That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

We hereby further undertake that, for the purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described under Item 15 of this registration statement, or otherwise (other than insurance), we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against those liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by that director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether that indemnification by us is against public policy as expressed in that Act and will be governed by the final adjudication of that issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of New Hyde Park, State of New York on this 22nd day of November, 2004.

KIMCO REALTY CORPORATION

/s/ Michael V. Pappagallo
By:
Michael V. Pappagallo
Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on this 22nd day of November, 2004:

Signature	Title

* *	Director

Martin S. Kimmel

/s/ Milton Cooper	Chairman of the Board of Directors and Chief Executive Officer

Milton Cooper

* *	Vice Chairman of the Board of Directors, President and Chief Operating Officer

Michael J. Flynn

/s/ Michael V. Pappagallo	Vice President and Chief Financial Officer

Michael V. Pappagallo

* *	Chief Investment Officer and Director

David B. Henry

* *	Director

Richard G. Dooley

* *	Director

Frank Lourenso

* *	Director

Joe Grills

* *	Director

F. Patrick Hughes

* *	Director

Richard B. Saltzman

**By: /s/ Michael V. Pappagallo	Attorney-in-fact

Michael V. Pappagallo

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EXHIBIT INDEX

Exhibit Number			Description

3	(a)	—	Articles of Amendment and Restatement of the Company, dated August 4, 1994 (Incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1994)

	(b)	—	By-laws of the Company dated February 6, 2002, as amended (Incorporated by reference to Exhibit 3.2 to the 2001 Form 10-K)

	(c)	—	Articles Supplementary relating to the 8 1/2% Class B Cumulative Redeemable Preferred Stock, par value $1.00 per share, of the Company, dated July 25, 1995. (Incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1995 (file #1-10899))

	(d)	—	Articles Supplementary relating to the 8 3/8% Class C Cumulative Redeemable Preferred Stock, par value $1.00 per share, of the Company, dated April 9, 1996 (Incorporated by reference to Exhibit 3.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1996)

	(e)	—	Articles Supplementary relating to the 7 1/2% Class D Cumulative Convertible Preferred Stock, par value $1.00 per share, of the Company, dated May 14, 1998 (Incorporated by reference to the Company’s and The Price REIT, Inc.’s Joint Proxy/Prospectus on Form S-4 No. 333-52667)

	(f)	—	Articles Supplementary relating to the 6.65% Class F Cumulative Redeemable Preferred Stock, par value $1.00 per share, of the Company, dated May 7, 2003 (Incorporated by reference to the Company’s filing on Form 8-A dated June 3, 2003)

4	(a)	—	Agreement of Limited Partnership of Kimco Westlake, L.P. dated as of October 22, 2002 (Incorporated by reference to the Company’s Registration Statement on Form S-4, filed on April 30, 2004. No. 333-115069)

	(b)	—	Registration Rights Agreement, dated as of October 22, 2002, by and between the Company and Westlake Development Company, Inc. (Incorporated by reference to the Company’s Registration Statement on Form S-4, filed on April 30, 2004. No. 333-115069)

	(c)	—	Form of common stock certificate (Incorporated by reference to the Exhibit 4(h) to the Company’s Registration Statement on Form S-3, dated May 30, 1996)

5		—	Opinion of Venable LLP (Incorporated by reference to Amendment No. 1 on Form S-3 to the Company’s Registration Statement on Form S-4, filed on September 28, 2004. No. 333-115069)

8		—	Opinion of Latham & Watkins LLP regarding tax matters*

23	(a)	—	Consent of PricewaterhouseCoopers LLP*

	(b)	—	Consent of Venable LLP (Incorporated by reference to Amendment No. 1 on Form S-3 to the Company’s Registration Statement on Form S-4, filed on September 28, 2004. No. 333-115069)

	(c)	—	Consent of Latham & Watkins LLP*

24	—	Power of attorney included on signature page in Part II of the initial Registration Statement (Incorporated by reference to the Company’s Registration Statement on Form S-4, filed on April 30, 2004. No. 333-115069)

*	Filed herewith